                                   EXHIBIT 15
           ACKNOWLEDGEMENT OF INDEPENDENT CERTIFIED PUBLC ACCOUNTANTS

James A. Moyers, CPA
10300 North Central Parkway
Suite 530
Dallas, Texas 75231

We hereby acknowledge awareness of the use of the unaudited interim reports for the quarters ended August, 31, 2001, May 31, 2001 and February 28, 2001, of TBX
Resources, Inc. in the S-8 Registration Statement of TBX Resources, Inc. dated
January 2, 2002.

                                                        /s/ James A. Moyers, CPA
                                                        ------------------------
                                                            James A. Moyers, CPA
                                                    Certified Public Accountants

January 3, 2002
Dallas, Texas